Reconciliation of Non-GAAP Financial Measures (Cont'd)

$/M	Three Months Ended 03/31/2008	12/31/2008	03/31/2009
NET INCOME	$ 3.4	$ 17.3	$ 27.4
Interest income	(0.5)	(0.4)	(0.2)
Interest expense	0.7	1.2	1.2
Other (income) expense, net	(1.5)	1.9	0.1
Provision for (benefit from) income taxes	0.6	5.3	(5.1)
OPERATING INCOME	2.7	25.3	23.4
Depreciation and amortization	12.6	11.3	11.9
Non-cash stock-based compensation	4.2	2.9	2.9
Adjusted EBITDA	$ 19.5	$ 39.5	$ 38.2

Calculation of Adjusted EBITDA Margins

	03/31/2008	12/31/2008	03/31/2009
Adjusted EBITDA	$19.5	$39.5	$38.2
Revenue	$70.9	$89.8	$85.4
Adjusted EBITDA Margin	27.5%	44.0%	44.7%